FOR IMMEDIATE RELEASE

Contacts:	Jerry W. Nix, Vice Chairman and CFO – (770) 612-2048 Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
REPORTS SALES UP 12% AND EARNINGS UP 20%
FOR THE SECOND QUARTER
ENDED JUNE 30, 2010

Atlanta, Georgia, July 16, 2010 — Genuine Parts Company (NYSE: GPC) reported sales and earnings for the second quarter and six months ended June 30, 2010. Thomas C. Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $2.8 billion were up 12% compared to the second quarter of 2009. Net income for the quarter was $124.5 million, an increase of 20% from $103.6 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 78 cents, up 20% compared to 65 cents for the second quarter last year.

For the six months ended June 30, 2010, sales totaled $5.4 billion, up 9% compared to the same period in 2009. Net income for the six months was $225.1 million, an increase of 17% from the same period in 2009. Earnings per share on a diluted basis were $1.42, up 17% compared to $1.21 for the same period last year.

In reviewing the quarter, Mr. Gallagher commented, “We are pleased to report another quarter of solid sales and earnings growth in 2010. In looking at the results by segment, our Industrial and Electrical businesses turned in the strongest results. Sales for Motion Industries, our Industrial Group, were up 26% in the quarter and EIS, our Electrical Group, generated a 32% increase. Both Motion and EIS sell into the manufacturing sector of the economy, which is performing well at this time. Our Automotive Group produced another solid quarter. Sales for this group were up 7%, following a 6% increase in the first quarter and we are encouraged by the sequential improvement that we have seen in our Automotive results over the past several quarters. S.P. Richards, our Office Products Group, ended the quarter down 1%. This is in line with overall office products industry trends and it is reflective of the reduction in office employment over the past two years.”

Mr. Gallagher added, “Our balance sheet as of June 30, 2010 also remains in excellent condition. We ended the period with a sound cash position and we continue to generate strong cash flows as a result of our working capital, asset management and cost reduction initiatives.”

Mr. Gallagher concluded, “We are encouraged by our sales and earnings growth in the second quarter and through the first six months in 2010. As we look forward, we are optimistic that we can show continued progress over the balance of the year.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-316-2549, conference ID 84340470. A replay will also be available on the Company’s website or at 800-642-1687, conference ID 84340470, after the completion of the conference call until 12:00 a.m. Eastern time on July 31, 2010.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, the ability to maintain favorable supplier arrangements and relationships, changes in general economic conditions, the growth rate of the market demand for the Company’s products and services, competitive product, service and pricing pressures, including internet related initiatives, changes in financial markets, including particularly the capital and credit markets, impairment of financial institutions, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2009 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, Form 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,847,186	$2,535,045	$5,449,301	$4,979,541
Cost of goods sold	2,024,876	1,790,190	3,866,516	3,502,485

Gross profit	822,310	744,855	1,582,785	1,477,056
Operating Expenses:
Selling, administrative & other expenses	598,331	556,394	1,174,548	1,121,406
Depreciation and amortization	23,186	22,411	45,329	44,932

	621,517	578,805	1,219,877	1,166,338
Income before income taxes	200,793	166,050	362,908	310,718
Income taxes	76,326	62,440	137,832	117,949

Net income	$124,467	$103,610	$225,076	$192,769

Basic net income per common share	$.79	$.65	$1.42	$1.21
Diluted net income per common share	$.78	$.65	$1.42	$1.21
Weighted average common shares outstanding	158,260	159,513	158,514	159,479
Dilutive effect of stock options and
non-vested restricted stock awards	402	253	403	225

Weighted average common shares outstanding –
assuming dilution	158,662	159,766	158,917	159,704

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,459,672	$1,360,037	$2,750,073	$2,579,165
Industrial	882,233	701,228	1,685,535	1,437,729
Office Products	401,960	406,134	812,471	818,882
Electrical/Electronic Materials	106,579	80,609	206,877	166,742
Other (1)	(3,258)	(12,963)	(5,655)	(22,977)

Total net sales	$2,847,186	$2,535,045	$5,449,301	$4,979,541

Operating profit:
Automotive	$126,022	$117,777	$214,927	$205,184
Industrial	60,118	31,443	108,964	65,618
Office Products	30,454	33,661	67,013	72,389
Electrical/Electronic Materials	6,948	5,090	13,763	10,758

Total operating profit	223,542	187,971	404,667	353,949
Interest expense, net	(6,693)	(6,752)	(13,426)	(13,848)
Other, net	(16,056)	(15,169)	(28,333)	(29,383)

Income before income taxes	$200,793	$166,050	$362,908	$310,718

Capital expenditures	$18,062	$22,858	$27,912	$36,955

Depreciation and amortization	$23,186	$22,411	$45,329	$44,932

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2010	2009
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$411,872	$238,589
Trade accounts receivable, net	1,353,918	1,239,318
Merchandise inventories, net	2,164,548	2,215,709
Prepaid expenses and other current assets	280,159	222,399

TOTAL CURRENT ASSETS	4,210,497	3,916,015
Goodwill and other intangible assets, less accumulated amortization	201,326	166,683
Deferred tax asset	164,657	160,581
Other assets	173,730	124,358
Net property, plant and equipment	469,150	487,307

TOTAL ASSETS	$5,219,360	$4,854,944

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,286,681	$1,063,260
Income taxes payable	35,494	44,687
Dividends payable	64,687	63,813
Other current liabilities	188,511	240,807

TOTAL CURRENT LIABILITIES	1,575,373	1,412,567
Long-term debt	500,000	500,000
Retirement and other post-retirement benefit liabilities	296,823	305,525
Other long-term liabilities	173,957	121,168
Common stock	157,613	159,531
Retained earnings and other	2,815,427	2,715,304
Accumulated other comprehensive loss	(308,540)	(366,973)

TOTAL PARENT EQUITY	2,664,500	2,507,862
Noncontrolling interests in subsidiaries	8,707	7,822

TOTAL EQUITY	2,673,207	2,515,684

TOTAL LIABILITIES AND EQUITY	$5,219,360	$4,854,944

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2010	2009
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$225,076	$192,769
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,329	44,932
Share-based compensation	3,133	4,739
Excess tax benefits from share-based compensation	1,085	—
Other	(401)	1,657
Changes in operating assets and liabilities	80,400	244,734

NET CASH PROVIDED BY OPERATING ACTIVITIES	354,622	488,831
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(27,912)	(36,955)
Acquisitions and other	(67,693)	(107,405)

NET CASH USED IN INVESTING ACTIVITIES	(95,605)	(144,360)
FINANCING ACTIVITIES:
Stock options exercised	5,384	2,160
Excess tax benefits from share-based compensation	(1,085)	—
Dividends paid	(128,627)	(125,926)
Changes in cash overdraft position	—	(52,000)
Purchase of stock	(63,137)	(136)

NET CASH USED IN FINANCING ACTIVITIES	(187,465)	(175,902)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,517	2,243

NET INCREASE IN CASH AND CASH EQUIVALENTS	75,069	170,812
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	336,803	67,777

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$411,872	$238,589